SERVICES AGREEMENT


THIS AGREEMENT (the "Agreement") is made and entered into, by, and between University Physician Associates with offices at 30 Bergen Street, Newark, New Jersey 07107 ("Client" or "UPA") and US Servis, Inc., a Delaware corporation with offices at 414 Eagle Rock Avenue, West Orange, New Jersey 07052 ("US Servis") as of the Effective Date, defined below.

In consideration of the representations, covenants and agreements contained in this Agreement and intending to be legally bound, Client and US Servis agree as follows:

1.       Definitions

         The following capitalized terms, set forth in alphabetical order, shall have the meanings set forth below for all purposes of this Agreement:

         (A) "Capitated Contract" - This means contracts where eligibility is electronically provided by the payor, encounters are electronically processed, reimbursements are provided electronically, no charge entry is done by US Servis staff, at least 75% of the co-pays are collected and posted to the system by Client personnel, and capitation payments are posted to the system based upon a fixed, pre-agreed physician distribution formula.

         (B) "Client Processing" - This means charges for patient visits to UPA Providers where Client personnel use the US Servis System to do all of the data entry and all of the billing services related to the specific charges including all follow-up encounters and medical services bundled into the original case rate reimbursement.

         (C) "Collection Agency Collections" - This means the net amount paid to UPA on accounts referred out to a collection agency for collection.

         (D) "Contractual Allowance" - This means the difference between the fee schedule for UPA Providers and the payment actually made for a UPA Provider's services by Third Party Payers as set by agreement between UPA and the Third Party Payer.

         (E) "Departmental Representative" - This means a single person designated by US Servis who shall be responsible for service to one or more UPA Department(s) and who has at least five years of experience in practice management and/or billing operations, preferably in an academic environment. Each UPA Department shall have the right to interview the proposed Departmental Representative for its department and approve the selection, which approval shall not be unreasonably withheld.




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         (F)      "Implementation  Date" - For each UPA  Department,  this means the date that RM Services are implemented for that UPA Department as agreed to pursuant to the Implementation Plan. (See Exhibit E.)

         (G) "Implementation Plan" - This means a plan for the phase in of RM Services which will be developed in accordance with Sections 2(D) and 2(E) below.

         (H) "Implementation Subcommittee" - This means a subcommittee of the Oversight Advisory Committee created in accordance with
                  Section 2(D).

         (I)      "Interval"  - This  means the  greater of one  hundred  twenty
                  (120) days or the average amount of days in accounts receivable for a UPA Department over the three month period prior to the date that implementation occurs for that UPA Department.

         (J) "Net Billings" - This means the actual charges (including capitation charges) by US Servis on behalf of UPA after adjusting for the Contractual Allowance, bad debt write-offs or reasonable bad debt reserves and patient refunds.

         (K) "Net Collection Rate" - This means the last twelve months of Net Collections divided by the last twelve months of Net Billings.

         (L)      "Net Collections" - This means:

                  (i) the total sum of all moneys collected and/or posted for services of UPA Providers for whom US Servis is providing RM Services;

                           (a) including all capitation payments (prorated if paid to UPA on an annual basis), but excluding direct bonus payments to UPA for risk pools associated with utilization performance; and

                           (b) including all payments collected at the point of service for UPA Providers for whom US Servis is providing RM Services;

                  (ii)     but excluding:

                           (a) UPA Providers for whom US Servis is not providing RM Services (because US Servis has not yet started the UPA Department within which the UPA Provider works or US Servis has been terminated from providing RM Services for such department as per the procedures set forth in Section 9); and




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                           (b)      the   portion   of   any   capitation   fees
                                    applicable   to  UPA   Departments   or  UPA
                                    Providers  for  which  US  Servis  does  not
                                    provide  RM  Services   and  Client  is  not
                                    performing Client Processing;

                  (iii) less amounts refunded or credited to a patient, third party, or intercompany transaction for services provided by affiliates of UPA, or as a result of overpayments, erroneous payments or bad checks; and

                  (iv) provided, however, that when unpaid billings are referred to a collection agency, the amount of Net Collections will include the net amount received by UPA through the efforts of the collection agency after deducting the collection agency fee and any other expenses associated with the collection effort.

         (M)      "Prior   Accounts   Receivable"  -  This  means  the  accounts
                  receivable of each UPA Department existing prior to the Implementation Date for such UPA Department.

         (N) "Oversight Advisory Committee" - This means a committee made up of representatives of US Servis and Client. The composition, purpose and operations of this Committee are described in Exhibit A.

         (O) "Performance Criteria (Financial)" - This means performance criteria for the performance of US Servis for UPA overall as defined in Exhibit C.

         (P) "Performance Criteria (Departmental)" - This means performance criteria for the performance of US Servis as measured by each individual UPA Department's performance as defined in Exhibit C.

         (Q) "RM Services" - This means reimbursement management services as more completely defined in Exhibit B.

         (R) "Termination Date" - This means the date after which US Servis shall no longer provide RM Services for new charges generated by UPA Providers.

         (S) "Third Party Payor" - This means an entity that makes payment on behalf of an individual who has received services from a
                  UPA Provider, including but not limited to, insurance companies, Medicare, Medicaid, HMOs, PPOs and other entities in the business of reimbursing for part or all of the costs of medical services.

         (T) "UPA Department" - This means a clinical practice area within UPA which is organized into a department.




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         (U)      "UPA  Provider"  - This  means any  individual  whose  work is charged for by UPA.

2.       Obligations and Rights of US Servis and UPA

         (A) US Servis will provide Client with RM Services for charges for clinical procedures performed by UPA Providers through the billing of patients and third party payers. Client's use of RM Services shall be undertaken in accordance with the Implementation Plan.

         (B) For patients who are seen after US Servis starts providing RM Services, Client will provide US Servis with: (i) patient demographics which completely and accurately reflect the information provided to UPA by the patient; (ii) charge data
                  (iii) a clear copy of the medical record documentation when required; (iv) a copy of the patients' insurance cards;
                  (v) necessary documentation of referral or other authorization to provide treatment; and (vi) any other information required to successfully provide the services referenced in
                  Section 2 (A) above. Client shall provide all coding required.

         (C) An Implementation Plan will be developed for UPA overall under the auspices of the Oversight Advisory Committee, which shall create an Implementation Subcommittee which includes an equal number of representatives from UPA and US Servis. This Implementation Plan will include the order in which UPA Departments will be converted to RM Services. Performance
                  Criteria (Financial) for US Servis shall be set by the Implementation Subcommittee in accordance with Exhibit C.

         (D) As part of the Implementation Plan, more specific implementation plans will be developed for each of the UPA Departments. Performance Criteria (Departmental) shall be set for each UPA Department by the UPA Department's chairperson, the UPA Department's administrator, and the UPA Executive Director or a designee of the UPA Executive Director, who collectively shall have one vote, and the Departmental Representative and US Servis Executive Director (who collectively shall have one vote). The Performance Criteria (Departmental) shall include each of the categories listed in Exhibit C, and, after preparation and approval by the Implementation Subcommittee, shall be approved by the Oversight Advisory Committee in accordance with the procedures set forth in Exhibit C.

         (E) US Servis warrants the following with regard to the computer system that it will use to provide RM Services:

                  (i) The central processing unit for the computer will be available 98% of the time between the hours of 8:30 A.M. and 6:00 P.M. Eastern Time Monday through Friday, averaged annually, and that the



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                           central processing unit will be reasonably  available
                           at all other times. Actual system availability may be affected due to the flexibility and functionality of the system and the numerous variables under the control of the system users. This estimated average system availability also assumes that Client allows US Servis to schedule and conduct monthly data base
                           purging  and   reorganizing,   and  that  the  Client
                           utilizes the system in a professional manner.

                  (ii) Systems maintenance on the computer system will not be performed between the hours of 8:30 A.M. and 6:00 P.M. Eastern Time Monday through Friday, unless either (a) the performance of such systems maintenance will not affect the use of the computer system to perform RM Services or (b) an emergency has occurred which requires such maintenance to be performed immediately, recognizing the consequences of not having the system available.

                  (iii) The average response time for interactive sessions shall meet industry standards which are currently three (3) seconds or less. If Client believes there are response time problems, the Client will notify US Servis in writing. This assumes that Client allows US Servis to schedule and conduct monthly data base purging and reorganizing, and that the Client utilizes the system in a professional manner.
                           US Servis will have 45 days to meet industry standards or to present a plan for meeting industry standards which is acceptable to the Oversight Advisory Committee.

                  (iv) US Servis has a disaster recovery plan which allows it to initiate normal computer operations within forty eight (48) hours of the destruction of the site from which US Servis provides RM Services and resume substantially normal operations within ten business days.

                  (v) US Servis will back up and store UPA's data files on a daily basis and will store the back up copy off site at a secure data storage facility.

                  (vi) Allows for either a single bill to be sent for all services provided by UPA Providers or for separate bills to be sent so that, if requested by UPA, the system may be initially configured to send a separate bill for sensitive services such as psychiatric services. The specific configuration of the system will be determined by the Implementation Subcommittee and once configured, can be changed only upon mutual agreement of the parties. Decisions such as single source patient statements shall be weighed in the context of security, reporting and other issues.




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         (F)      The Departmental Service Representative shall be the liaison between each Department and the US Servis Central Business Office and provide regular updates to Client. The Departmental Service Representatives shall spend approximately 2-3 days within the UPA Departments and 2-3 days on-site at the US Servis Central Business Office. They shall formally meet once a month with each UPA Department and Client to review the standard monthly reporting package and any strategic issues associated with US Servis payors, or the UPA Departments. In addition, the Department Service Representative shall provide, as needed, coding feedback and training to the UPA Providers.

         (G) US Servis agrees to follow UPA's instructions to configure the system initially with regard to the need for billing sensitive services (e.g. psychiatric services) separately, which instructions may come on a service wide basis (e.g. all psychiatric services billed separately). The specific configuration of the system will be determined by the Implementation Subcommittee and once configured, can be changed only upon mutual agreement of the parties. Decisions such as single source bills and patient statements shall be weighed in the context of security, reporting and other issues.

         (H) Notwithstanding that US Servis is providing RM Services, all payments shall be made to a lockbox in UPA's name and shall be deposited to UPA's account. US Servis shall have no right to withdraw funds or write checks drawn on UPA's account.

         (I) UPA shall be responsible for and conduct all negotiation of fees for the medical services which UPA Providers perform.

         (J) US Servis agrees to provide UPA with training in accordance with Exhibit D.

         (K) US Servis agrees to provide UPA with management reports and management reporting as follows. US Servis agrees to develop with UPA and each UPA Department during implementation a management reporting package which shall include both standard and a reasonable number and complexity of customized reports at no additional charge to UPA. UPA agrees to be reasonable in its requests for such departmental management reports. Any additional customized reports requested during the first year from contract signing, will need to be approved through Client prior to being developed by US Servis and will be credited against the 150 programming hours included in the base initial fee. On-going for years two through five of the contract, US Servis will provide 75 hours of programming time per year. All requests for customized reports must be approved by the Executive Director of UPA so that US Servis does not have to determine the priority of requests from various UPA Departments.




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         (L) US Servis will maintain a local office (i.e. an office in
             New Jersey).

         (M) US Servis agrees to provide personnel for the following purposes:

                  (i) Subject to any restrictions imposed by University Hospital, to provide the necessary personnel to cover University Hospital Emergency Room, Operating Room, Trauma and In-Patient areas, such personnel may also be utilized in order to cover the Hospital Outpatient Clinic areas, for the purpose of doing insurance verification in these areas to facilitate the collection of cash for services provided by UPA Providers in such settings.

                  (ii) Subject to any restrictions imposed by University Hospital, to provide the necessary personnel in the Medical Records Department to expedite providing copies of Medical Records when requested for billing related purposes.

                  (iii) Subject to UPA centralizing its registration process, to provide two FTE's from the Client's US Servis Central Business Office to perform front end insurance verification, precertification and related front-end tasks to facilitate subsequent billing.

         (N) US Servis will consider for employment all current employees of Client who are involved in the insurance verification, billing and collection process and who are identified by Client as likely to be terminated by Client as a result of hiring US Servis to provide RM Services. However, US Servis is not bound to hire every such employee and US Servis shall be solely responsible for determining whether each such employee is qualified for a position with US Servis.

         (O) US Servis agrees to conduct month end and year end closes on a timely basis. This close of books will include the balancing and reconciling of the period's activity. US Servis agrees to fully cooperate with any reasonable request made by the independent accounting firm engaged by Client for the purpose of conducting the annual audit of Client's finances. US Servis further agrees to cooperate with any audit of Client's finances by any governmental agency upon a written request by Client or as required by law.

         (P) US Servis agrees to allow Client to have the US Servis system audited by an independent auditor, at Client's expense, after a period of running in parallel for the purpose of verifying system integrity and data integrity.

         (Q) US Servis agrees to provide Client with reasonably available reports containing information resident in the computer system used by US Servis to support Client's compliance with the requirements set forth in the Federal Register for Academic Institutions. US Servis further agrees



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                  to  provide  quarterly   general  provider   coding/compliance
                  training to include topics such as those listed in Exhibit D. Specifically, the quarterly training for providers shall include compliance issues, E&M coding, and other coding related issues. Once a year US Servis shall do a chart/coding audit of each UPA Department and shall provide the chairperson and administrator of the UPA Department and the UPA Executive Director with a written summary of the findings as well as a
                  UPA  Department   specific  training  session  to  review  UPA
                  Department specific issues. US Servis shall work with client to respond to any compliance issues which are solely within the control and jurisdiction of US Servis in the management of the Central Business Office for Client.

         (R) US Servis agrees to accept batch demographic data on a daily basis via electronic tape in a single agreed upon format from Bergen Pines and University Hospital.

         (S) US Servis will also allow remote sites to have access to the US Servis commuter system so long as such sites are using US Servis for RM Services, provided however that UPA shall be responsible for the cost of hardware and PC software to be located at the remote site, communications equipment and services, installation and any services (e.g. cabling) which must be provided by a third party to connect the site to US Servis.

         (T) The computer system used by US Servis will permit Ad Hoc reporting from UPA's remote terminals. In the event that the generation of such Ad Hoc reports adversely impacts system performance, US Servis may restrict the use of such Ad Hoc reports to particular hours or to particular individuals at UPA or in any other way that is mutually agreeable in order to preserve system performance.

         (U) US Servis will allow trained persons on UPA's staff to access UPA data on the US Servis computer system and download or electronically transfer such data to a UPA Computer for use and analysis. In the event that such access adversely impacts system performance, US Servis may restrict the use of such access to particular hours or to particular individuals at UPA or in any other way that is mutually agreeable in order to preserve system performance.

         (V) In the event of a billing procedure dispute between US Servis and UPA, UPA will be the final authority, provided however that if the procedure specified by UPA would result in operating inefficiencies or significant additional costs to US Servis, the Oversight Advisory Committee shall make the final determination as to such billing procedure. The Oversight Advisory Committee agrees not to impose on US Servis any material operating restrictions which create added costs to US Servis without either appropriately compensating
                  US Servis for such costs or adopting other



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                  changes   that   provide  US  Servis  with   offsetting   cost
                  reductions. If the Oversight Advisory Committee determines that US Servis should undertake a procedure which involves
                  significant   additional   cost   and/or   creates   operating
                  inefficiencies it may require that UPA agree to cover part or all of the cost as a condition for US Servis undertaking the
                  procedure.   If  US  Servis  determines  that  providing  such
                  procedure is not technically or economically feasible, it may propose alternatives which are technically or economically feasible or terminate this Agreement pursuant to Section 9(J). With regard to coding issues, US Servis shall take direction solely from UPA and the UPA Provider unless by taking such action US Servis believes that it would place itself in a position of doing something illegal, fraudulent or otherwise non-compliant with governmental regulations or laws.

         (W) US Servis warrants that RM Services and the computer systems used by US Servis will comply with and satisfy all applicable State and Federal regulatory requirements in a timely fashion during the term of this Agreement. US Servis further agrees that UPA will be provided with any upgrades to RM Services that US Servis provides to other customers at no charge and that UPA will be offered any upgrades to RM Services that US Servis offers for an additional charge on the same or better terms than other customers.

         (X) US Servis agrees to upgrade the computer system which it uses to comply with and satisfy all applicable changes in State and Federal regulatory requirements in a timely fashion. To the extent that US Servis makes such upgrades generally available to its customer base, US Servis agrees to upgrade the computer system to comply with and satisfy applicable insurance and managed care industry standards in a timely fashion. Other than as stated above, US Servis will evaluate whether particular upgrades particular to UPA to meet third party payor requirements will be made by US Servis and whether or not UPA will be charged for such upgrades. Even if US Servis decides not to do an upgrade, US Servis agrees that it will do such required upgrades on a time and materials basis if UPA agrees to pay for the upgrade on that basis.

         (Y) US Servis and UPA agree to the strategic alliance as set forth in Exhibit F. As part of this strategic alliance, the Chairman of US Servis will serve on the Oversight Advisory Committee and will arrange for periodic presentations of items of interest to UPA, including information services strategy and new products and services. If requested by the UPA members of the Oversight Advisory Committee, the US Servis Chairman will schedule up to two meetings per year with the US Servis Board of Directors. In addition, either the Executive Director of UPA or some other designee of UPA shall be a member of the US Servis' Customer Advisory Committee that will meet with
                  US Servis' senior management on a regularly scheduled basis.



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         (Z)      UPA's operational procedures, particular configuration of its system and network environment are under its control.
                  US Servis cannot presume to dictate the hardware, software or network requirements necessary to meet UPA's overall operational needs. As for US Servis requirements particular to the provision of its RM Services, during the development of the Implementation Plan, US Servis will provide UPA with the minimum requirements necessary to efficiently operate the US Servis system in a standard configuration and specifications for what US Servis will initially require for UPA's system configuration as it relates to US Servis. US Servis will also provide UPA with additional information as the US Servis system is upgraded and enhanced from time to time.

3.       Exclusivity

         During the term of the Agreement, US Servis will be the sole provider of the RM Services to the Client, as described in Exhibit B, provided however that this shall not preclude Client from using other services or performing such services itself (i) for Prior Accounts Receivable,
         (ii) for each UPA Department until implementation of RM Services has occurred for such UPA Department as scheduled in the Implementation Plan or until such time as implementation actually occurs for such UPA department if implementation was not completed in accordance with the Implementation Plan due to US Servis fault or due to such other reason as is acceptable to the Implementation Subcommittee, (iii) for any UPA Department for which RM Services have been terminated as provided in
         Section 9(D), (iv) as provided herein for Capitated Contracts and Client Processing, and (v) charges which are subject to new or changed requirements of state or federal regulatory authorities or third party payors, prior to US Servis being able to satisfy such new or changed requirements, provided however that use of an alternate service shall cease when US Servis is able to satisfy such new or changed requirements.

4.       Relationship of the Parties

         Client acknowledges that US Servis is not a collection agency. All employees of US Servis who provide the RM Services are employed by US Servis, US Servis determines and pays their salaries and US Servis has sole authority to hire, assign, promote, demote and terminate such employees. US Servis is performing the services and duties required hereunder as an independent contractor and not as an employee, agent, partner of or joint venture with Client. Further, US Servis shall have no authority to bind Client to any commitment, contract, agreement or other obligation unless the Board of Directors of Client authorizes US Servis to do so in writing. Notwithstanding the foregoing, Client has the right to object to (i) specific personnel working at facilities controlled by Client or (ii) personnel working on Client's account who have direct contact with patients or third party payors on Client's behalf, so long as such objection is based on the individual engaging in actions which are detrimental to patients, the patient/provider relationship, or the UPA/third party payor relationship and does not violate the



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         law. If Client does so object,  Client agrees to work with US Servis in an effort to resolve the objection without prohibiting the individual from working at facilities controlled by Client or on Client's account. If Client and US Servis are unable to resolve such objection to Client's satisfaction, US Servis agrees that such individual will no longer work at Client's facilities or on Client's account.

5.       Term

         The initial term of this Agreement will commence on December 31,1996 and shall be effective on February 1,1997 (the "Effective Date") and continue for five (5) years after the Full Implementation (as defined below) of RM Services for all UPA Departments (the "Term Date") unless sooner terminated as provided in Section 9 below. This Agreement will be renewed for additional one (1) year terms unless either party gives the other written notice at least one hundred twenty (120) days prior to the expiration of the then-current term. For the purpose of this paragraph, "Full Implementation" shall mean the earlier occurring of
         (i) the first day of a one month period during which US Servis is providing RM Services for Client on Net Collections of at least [Confidential] or (ii) the first year anniversary of the Effective Date.

6.       Fees and Credits [Confidential]


7.       Expenses

         (A) US Servis is responsible for the following expenses it incurs in conjunction with providing RM Services except as set forth in Section 7(B):

                  (i) Salaries, payroll taxes, 401(k), health, disability and life insurance with respect to all individuals employed by US Servis.

                  (ii) Expenses associated with supplies and statements ordered by US Servis.
                  (iii)    Postage incurred by US Servis.

         (B)      Client is responsible for the following additional expenses:

                  (i)      Lockbox

                  (ii)     Courier and delivery

                  (iii) Telephone and line charges for Client's use in all practice locations

                  (iv) Communication equipment and software located at Client's facilities

                  (v) Devices (workstation, printers, etc.), operating system software, utility programs located at Client's facilities

                  (vi)     Selection and installation of the above

                  (vii) Expenses for additional remote locations in accordance with Section 2(S).

         (C)      [Confidential]

         (D) If, during the term of this Agreement any federal, state or local law or regulations shall be enacted, or any decree of any court or any other administrative agency shall be entered, or Client shall enter into, become bound by, terminate, or alter any contractual arrangement, which would result in a material change in the cost of providing RM Services, US Servis and Client shall promptly enter into negotiations to revise the Fees to provide US Servis with appropriate compensation for the Services. In the event that UPA and US Servis disagree as to whether there will be a material change in the cost of providing RM Services, the issue of whether there will be a material change shall be submitted to dispute resolution and arbitration pursuant to
                  Section 11(B). If such negotiations fail to result in agreement between US Servis and Client as to amended Fees within sixty (60) days after US Servis advises Client of the event giving rise to the duty to negotiate set forth above, then US Servis shall have the right to terminate this Agreement upon thirty (30) days' notice, which notice shall be effective on the later occurring of (i) thirty (30) days after such notice is given, (ii) the effective date on which US Servis must start incurring the materially changed costs, or (iii) thirty (30) days after an arbitrator concludes that there will be a material change in the cost of providing RM Services.

8.       Use of Informational/Confidentiality

         (A) US Servis agrees to hold and maintain all information and documentation supplied to it by UPA as confidential information ("UPA Confidential Information"), to only use such UPA Confidential Information to fulfill US Servis's obligations under this Agreement, and not to disclose UPA Confidential Information to anyone who is not an employee or agent of either UPA or US Servis who has a need to have access to such UPA Confidential Information without UPA's prior written approval. US Servis shall advise all US Servis Personnel who receive UPA Confidential Information of the need to keep such information confidential and shall take reasonable steps to protect UPA Confidential Information. Patient information is hereby designated by UPA as UPA Confidential Information.

         (B) UPA agrees to hold and maintain all the US Servis software, documentation and all other US Servis information supplied to it by US Servis as confidential information ("US Servis Confidential Information"), to only use such US Servis Confidential Information to fulfill UPA's obligations under this Agreement, and not to disclose US Servis
                  Confidential Information to anyone who is not an employee or agent of either UPA or US Servis who has a need to have access to such US Servis Confidential Information without US Servis's prior written approval. UPA shall advise all UPA personnel who receive US Servis Confidential Information of the need to keep such information confidential and shall take reasonable steps to protect US Servis Confidential Information.

         (C) UPA agrees that the terms of this Agreement are confidential information within the protections of Section 8(B). However, either party may provide the terms of this Agreement including a copy of this Agreement, if necessary, to any governmental agency which requires that party to do so or in compliance with any law or regulation.

         (D)      The   parties   agree  to   cooperate   with  each   other  in
                  investigating, preventing and stopping the misuse of US Servis's Confidential Information by UPA personnel and former UPA personnel and the misuse of UPA Confidential Information by US Servis Personnel and former US Servis Personnel.

         (E) Client shall not copy, or disclose to any person or entity any of the software or documentation or information (whether tangible or intangible in form) regarding any of the software or documentation; remove or permit to be removed from any of the software or documentation any identifying mark or indicia of US Servis' or other suppliers' rights in such item; or use any item of the software or documentation for any purpose other than the operation of the System, provided however that this provision shall not prevent Client from disclosing only such information as is necessary to allow the electronic conversion of Client's data from systems used by US Servis to other systems either during the course of this Agreement or as part of a phase out of US Servis, provided that US Servis is given written notice of such disclosure and the third party receiving such information signs a confidentiality agreement satisfactory to US Servis prior to receiving the information. Client agrees it will not decompose, decompile, disassemble or attempt in any way to reverse engineer the software or use any US Servis' Confidential Information to develop functionally similar software.

         (F) Client acknowledges that US Servis retains all title, copyright and other proprietary rights as it may have in software or systems utilized under this Agreement including all such rights in any and all copies, modifications, translations and other derivative works that duplicate or are based on any such software system.

         (G) US Servis acknowledges that all of the data provided by Client is the sole property of Client and may not be used by US Servis for any purpose other than providing services under this Agreement to Client. US Servis acknowledges that such data may include patient information and that the patient may have a protectible privacy interest in such data. US Servis may access Client aggregate data for purposes of comparative and aggregate reporting purposes among all US Servis clients as long as US Servis abides by its confidentiality requirements in this Agreement.

9.       Termination

         (A) Either party shall have the right to terminate this Agreement upon ninety (90) days' written notice to the other if (i) a court having appropriate jurisdiction enters a decree or order for relief in respect to the other party in an involuntary case under any Chapter 7 bankruptcy, insolvency or other similar law now or hereafter in effect; or (ii) the other party commences a voluntary case under Chapter 7 of the U.S. Bankruptcy Code, insolvency or other similar law now or hereafter in effect; provided however that in the event that any of the above (9(A)(i) or (A)(ii)) occur and the Court permits, such termination shall not be effective until the earlier occurring of the following: (i) Client puts in place an alternative service or staff to perform the services provided by US Servis, which may be done on a phase in basis, or (ii) one year after such notice of termination is given.

         (B) In the event that UPA and US Servis are unable to agree, which agreement shall not be unreasonably withheld, on an Implementation Plan within one hundred eighty (180) days of the Effective Date of this Agreement, UPA may terminate this Agreement on thirty (30) days written notice to US Servis for a one time payment of [Confidential].

         (C) Notwithstanding anything to the contrary in this Agreement, US Servis will have the right to terminate this Agreement if Client defaults on its payment obligations under Section 6 and such payment default is not cured within thirty (30) business days after US Servis delivers written notice of such default to Client.

         (D) In the event that US Servis does not satisfy the Performance Criteria (Departmental), which are set pursuant to Exhibit C, for a UPA Department, UPA may notify US Servis in writing of the specifics of the deficiency in performance. Within ten
                  (10) business days of receiving notification of such deficiency(ies) in writing, US Servis will deliver a written action plan detailing the steps to be taken to eliminate the deficiencies. If US Servis is still not satisfying the Performance Criteria (Departmental) for that UPA Department one hundred (100) days after receiving written notification of the deficieny(ies), UPA may present the deficiency(ies) in writing to the Oversight Advisory Committee which will allow US Servis an additional sixty (60) days to satisfy the Performance Criteria (Departmental) from the date that the issue is presented to the Oversight Advisory Committee if US Servis is showing progress in accordance with the action plan. If the Oversight Advisory Committee deems that US Servis is still not satisfying the Performance Criteria (Departmental) for the UPA Department at the end of the additional period granted by the Oversight Advisory Committee, then UPA may, at its option, withdraw that UPA Department from this Agreement. If UPA does withdraw the department and the withdrawal is reasonably likely to lead to Net Collections of less than [Confidential] or to Net Collections which are more costly to collect, US Servis may, at its option, seek a readjustment in the fees charged to UPA. If UPA and US Servis are unable to agree to a revised fee schedule, US Servis may terminate this Agreement upon thirty (30) days written notice or seek arbitration pursuant to Section 11(b).

         (E) In the event that US Servis does not satisfy the Performance Criteria (Financial), which are set pursuant to Exhibit C, for a particular year, UPA may notify US Servis in writing of the specifics of the deficiency in performance. Within ten (10) business days of receiving notification of such deficiency(ies) in writing, US Servis will deliver a written action plan detailing the steps to be taken to eliminate the deficiencies and shall have ninety (90) days after the delivery of the action plan to fully implement them. After such ninety day period, if US Servis does not satisfy the Performance Criteria (Financial) for the next ninety (90) day period and the shortage is greater than five and one half percent (5.5%) of the Performance Criteria (Financial) for that period, then UPA may either (i) extend the period for satisfying the Performance Criteria (Financial) or (ii) submit the dispute to the Oversight Advisory Committee or
                 (iii) submit the dispute for resolution pursuant to Section 11(b) or (iv) terminate this Agreement on ninety (90) days notice to US Servis, which termination shall be deemed a termination for cause.

         (F) In the event that US Servis fails to satisfy governmental regulatory requirements after specifications for such requirements have been made available to the public and, as a result of that failure, charges for UPA Providers in excess of $10,000,000 cannot be submitted for reimbursement for a period of ninety (90) or more days, UPA may send a notice of termination to US Servis to terminate this Agreement upon at least ninety (90) days written notice to US Servis, provided however that such termination notice shall be rescinded if US Servis satisfies such regulatory requirements for the charges that could not be submitted within forty-five (45) days after issuance of the termination notice.

         (G) Client may terminate this Agreement at any time after the third anniversary of the Term Date upon sixty (60) days written notice upon paying to US Servis in a lump sum all remaining monthly

                  Implementation/Interim Use Fees and [Confidential] early termination fee, provided however that such termination is not for the purpose of having RM Services provided by another third party or directly by Client to bring such RM Services in house.

         (H)      [Confidential]

         (I)      [Confidential]

         (J)      [Confidential]

10.      Termination Procedures

         In the event this Agreement is terminated, for any reasons other than non-payment of fees, US Servis will (a) continue to perform Services for part or all of Client, at the then-current rates hereunder for such period as is set forth in Section 9, if any, and for a period of one hundred twenty (120) days after the Termination Date regarding accounts receivable relating to charges generated by UPA Providers for clinical procedures prior to the end of that period (b) thereafter discontinue processing the Client's existing accounts receivable, and (c) deliver to Client a final list of accounts receivable and a complete electronic file in a standard record layout of Client's data (additional programming shall be provided by US Servis, if requested by Client, at the rates set forth in Section 6(G) and after payment of all fees owed, and (d) have no further obligations to Client, except that auditing may still occur as provided herein. Client may negotiate with US Servis for additional transitional services to be provided by US Servis after the Termination Date at Client's additional expense. Upon termination, Client shall destroy or return to US Servis all copies of US Servis manuals and confidential material, provided however that Client shall be permitted to maintain any material that is necessary to assist Client in meeting auditing and regulatory requirements with regard to the work previously done by US Servis until such time as maintenance of such material is no longer required.

11.      Dispute Resolution

         In the event that a dispute arises between US Servis and Client which cannot be resolved in the normal course, the following dispute resolution procedure shall be followed:

         (A) US Servis' Executive Director and Client's Executive Director shall meet and resolve the issues; if these individuals cannot resolve the issue within thirty (30) business days of the meeting then (i) the issue shall be submitted to the Executive Director of Client and US Servis' Vice President of Physician Services; if these parties cannot resolve the issue within thirty (30) business days of submission to them, then (ii) the issue shall be submitted to the CEO of US Servis and the President of the Client.

                  If they are unable to resolve the issue within ten (10) days thereafter, either party may present the issue to the
                  Oversight  Advisory  Committee.   If  the  Oversight  Advisory
                  Committee cannot resolve the issue within sixty (60) days, either party invoke the procedures set forth in Section 11(B).

         (B) Even if the procedures established in Section 11(a) above are not effective in resolving the dispute, except as provided in
                  Section 11(C), the parties firmly desire to resolve all disputes arising hereunder without resort to litigation in order to protect their respective business reputations and the confidential nature of certain aspects of their relationship. Accordingly, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered either by the American Arbitration Association in accordance with its Commercial Arbitration Rules, the CPR Institute for Dispute Resolution or JAMS, and judgment on the award rendered by the arbitrator or arbitrators shall be binding and conclusive on the parties, and shall be kept confidential by the parties to the greatest extent possible. Arbitration shall be by one arbitrator who is knowledgeable with regard to the regulatory requirements imposed on physician practice groups including Medicare and Medicaid requirements, billing and collection by physician practice groups, and computer systems used in support of such billing and collection. In the event that the parties are unable to agree on an arbitrator, the arbitration organization to which the dispute has been submitted shall select the arbitrator who meets the above requirements. In the event that one of the parties submits any dispute for arbitration and does not seek termination of the Agreement as a remedy, the arbitrators shall make such equitable adjustment as the arbitrator deems appropriate in lieu of finding that the Agreement should be terminated. No disclosure of the award shall be made by the parties except as required by law or as necessary or appropriate to effectuate the terms thereof.

         (C) This Section 11 shall not apply to any unauthorized disclosure by of Confidential Information, as such disclosure could cause the provider of such Confidential Information irreparable harm, and thus the party may be entitled to seek injunctive relief to prevent the release and dissemination of such Confidential Information in addition to any other rights which it may have pursuant to this Agreement, in law or in equity.

12.      Liability for Damages

         US Servis' liability caused or asserted to be caused directly by or as a direct result of the performance of US Servis' duties hereunder shall be limited to Client's actual damages up to the aggregate amount of Fees paid by Client to UPA not to exceed $750,000 ("Limit") in the aggregate, provided however that if Net Collections for the prior twelve (12) months exceed $37,000,000, the Limit shall increase to $875,000, that if Net Collections for the prior twelve (12) months exceed $40,000,00, the Limit shall increase to $1,000,000, and thereafter that for each additional $5,000,000 increase above $40,000,000 in Net Collections for the prior twelve (12) months, the Limit shall increase by an additional $100,000. US Servis shall not have responsibility for consequential, incidental, punitive or special damages of any kind whether or not US Servis could foresee economic loss to Client. Client is solely responsible for the accuracy and adequacy of the information and data furnished for processing, and US Servis is solely responsible for the work done by US Servis personnel in processing such data. This Section states US Servis' entire liability to Client and Client's exclusive remedy regardless of the form of action.

13.      Indemnification and Insurance

         (A) US Servis agrees to maintain the following minimum insurance coverage's in the aggregate during the term of this Agreement:
                  Comprehensive General Liability - $1,000,000; Errors and Omissions - $2,000,000; Excel's Liability - $3,000,000;
                  Workers Compensation as per state requirements.

         (B) Nothing in this Section shall relieve the Client from liability proximately caused by employees of Client in the normal course of their duties or caused by Client's maintenance of its facility or equipment.

         (C) US Servis warrants that all RM Services shall be performed in a competent and workmanlike manner.

         (D) OTHER THAN THOSE STATED IN THIS AGREEMENT, US SERVIS DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES EXPRESS, IMPLIED OR STATUTORY. INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         (E) Client acknowledges and agrees that US Servis (i) is not responsible for, and has had no involvement or participation in, the gathering, preparation or development of the back-up documentation which substantiates or evidences the Prior Accounts Receivable of Client; and (ii) is not responsible for validating, verifying or determining the accuracy of the Prior Accounts Receivable or detecting or correcting prior errors with regard to the Prior Accounts Receivable. Client will be responsible for all matters related to Client prior to the Implementation Date(s), including, but not limited to billings, collections, third party reimbursement and accounts receivable. Any costs associated with matters arising prior to the Implementation Date(s) will be the sole responsibility of Client and is not included in the fee to be paid to US Servis under this Agreement. Client agrees to defend, indemnify and hold US Servis harmless from and against any and all costs, liabilities, damages or expenses (including reasonable attorneys' fees) relating to or arising out of matters which occurred prior to the Implementation Date(s).

         (F) Client agrees to indemnify US Servis from any and all costs, liability and damages arising out of claims based on Client's termination of employees as a result of having US Servis provide RM Services and any events which occurred while such employees were employees of Client, provided however that this indemnification shall not apply to decisions by US Servis with regard to which employees of UPA, if any, to hire.

         (G) Client agrees to defend, indemnify and hold US Servis harmless from any and all costs, liability and expense (a) arising out of claims by the practice or any patient of the practice which claims are not based upon acts or omissions of US Servis employees, RM Services or the performance of RM Services; and
                  (b) relating to coding or billing violations resulting from actions taken or omitted by US Servis or its employees in accordance with the terms of this Agreement and with the direct written instructions of Client).

14.      Non-Employment

         During the term of this Agreement and for a one (1) year period commencing with the termination of this Agreement each party agrees not to solicit or employ, directly or indirectly, or through any third-party rendering services on behalf of such party, any employees of the other or its parent, affiliates or subsidiaries without written consent of the other party. Each party agrees that the other party does not have an adequate remedy at law to protect its rights under this Section and agrees that the non-defaulting party will have the right to injunctive relief from any violation or threatened violation of this Section. Notwithstanding the above, Client retains the right at the termination of this Agreement to re-hire any employees of US Servis that were employees of Client prior to the commencement of services under this Agreement.

15.      Force Majeure

         Neither US Servis nor Client shall be responsible for any delay or failure of performance resulting from causes beyond its control and without its fault or negligence. Such causes shall include, but are not limited to, acts of God or a public enemy, acts of any government or authority (federal, state, or local), fires, floods, or other disasters, epidemics, strikes, freight embargoes, degradation of telephone or other means of communications service by any third party, and unusually severe weather conditions that preclude performance under this Agreement. US Servis and Client shall, however, use their commercially reasonable efforts to perform their respective obligations hereunder despite any interruption by any of the foregoing causes.

16.      References and Site Visits

         Client agrees that so long as, in Client's sole discretion, US Servis is performing the Services in a manner satisfactory to Client, Client will host site visits and provide references to prospective new US Servis Clients to the extent such activities do not become unduly burdensome. Client will allow US Servis to list and to refer to Client as a US Servis customer in its materials.

17.      Notice

         Any notice, payment, demand or communication required or permitted to be given by the provisions of this Agreement will be effective on the date of receipt if sent or delivered via U.S. mail, postage prepaid, facsimile or overnight courier to US Servis, Inc., 414 Eagle Rock Avenue, West Orange, New Jersey 07052, Attention: Vice President
         Physician Services, if to US Servis and University Physician Associates, 30 Bergen Street, Room 1202, Newark, New Jersey 07107,
         Attention: Executive Director/CEO, if to Client.

18.      Jurisdiction

         This Agreement shall be executed in the County of Essex, State of New Jersey. It shall be governed by and construed under the laws of the State of New Jersey. In the event any action is commenced to enforce rights of the parties hereunder, the parties agree that the courts of the State of New Jersey shall have exclusive jurisdiction.

19.      Miscellaneous

         (A) This Agreement contains the entire agreement of the parties relative to the Services to be provided to Client and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied in this Agreement will be of any force or effect.

         (B) US Servis shall not delegate or subcontract any substantial portion of RM Services to any other party without the written consent of UPA, which shall not be unreasonably withheld, provided however that this provision shall not prohibit US Servis from using third parties to provide computer support or systems. In the event of any such delegation or subcontracting, US Servis shall remain fully responsible for the RM Services so delegated or subcontracted.

         (C) This Agreement shall not be assigned by US Servis or UPA without the prior written consent of the other except to a parent or subsidiary or another subsidiary of its parent or to a successor by purchase, merger or consolidation. In the event of a purchase or merger of US Servis by or with a third party, UPA may, upon thirty (30) days prior written notice to US Servis (prior to the purchase or merger) or its successor (after the purchase or merger), terminate this Agreement upon demonstrating that it has suffered a decrease in the Net Collection Rate or Net Collections or otherwise has suffered actual damages resulting from such purchase or merger.
                  US Servis and its successors and UPA are bound by the terms of this Agreement. If US Servis or a successor requires UPA to convert to another computer system that would require changes to the terminal devices utilized by the office based personnel at UPA's site ("Office Based System"), UPA shall have the right to refuse and insist on compliance with the terms of this Agreement and the support of UPA's current Office Based System unless US Servis provides UPA with the terminal devices or applicable upgrades to existing devices, training to use the new or upgraded terminal devices, to the extent that the manner in which such devices are used has changed, and training to use functionality in the new application software which is equivalent to the functionality existing in the prior software that UPA had been trained to use, and US Servis application software comparable in functionality to the software then being used by US Servis to support UPA required for the Office Based System conversion at no cost to UPA.

         (D) This Agreement specifically supersedes any prior written or oral agreements between the parties relating to the provision of Services. The invalidity of any provision of this Agreement shall not affect the validity of the remaining provisions, and this Agreement shall be construed as if such invalid provision had been omitted.

         (E) Any federal, state or local excise, sales, use or other tax (except US Servis' income taxes, payroll taxes and corporate taxes) imposed on US Servis or Client as a result of the execution of this Agreement or the performance of any duty hereunder shall be borne, by direct payment or reimbursement, by Client.

         (F) This Agreement shall be binding upon and shall inure to the benefit of US Servis and Client and to each of their respective assigns and successors. Nothing contained in this Agreement shall be construed to permit the assignment by US Servis or Client without prior written notice to the other except to a parent or subsidiary or a subsidiary of its parent, or to a successor by purchase, merger, or consolidation. No assignment shall relieve the assignor of its obligations under this Agreement.

         (G) US Servis and Client acknowledge that they are duly authorized by appropriate corporate action to enter into this Agreement and that this Agreement is being signed by duly authorized agents authorized to act on their respective behalf.

         (H) Medicare Access: Upon the written request of the Secretary of Health and Human Services, the Comptroller General of the Government Accounting Office, or their authorized representatives, US Servis shall make available all contracts, books, documents and records relating to the nature and extent of the costs hereunder for a period of four (4) years after the furnishing of services hereunder. If contractor carries out any of the duties of this Agreement through a subcontract with a value of $10,000 or more over a twelve (12) month period. US Servis agrees to include this requirement in any such subcontract.

         (I) US Servis will continue to offer its Reimbursement Management and Information Management Services while utilizing the IDX Practice Management System if Client acquired the IDX solution. In addition, if at some point during the five (5) year term of this Agreement, Client decides to acquire IDX, US Servis will work with Client to begin implementation of the IDX Practice Management System within one hundred eighty (180) days following written notice from Client.

IN WITNESS WHEREOF and intending to be legally bound, the parties have caused this Agreement to be executed on the dates set forth below next to the signatures.

CLIENT:                                              US Servis, Inc.


By:                                                           By:

Date:                                                         Date:





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



                                  Exhibit A

                  (Oversight Advisory Committee Procedures)

Composition:

Equal number up to six members.


US Servis:                                           Client:

CEO                                                           President

Vice President of Physician Services                          Executive Director

Executive Director                                            4 other members

Vice President, Northeast

2 Service Representatives of Department


Voting:

US Servis                                            One Vote

Client                                               One Vote


Purpose:


o To provide strategic direction to the activities of the two entities as they relate to the support of one another in accomplishing mutual goals.


o To act as a final review board and arbiter on any operational issues that may not be resolved by first the Departmental Service
         Representative and Department Administrator/Chair; second by the Executive Director of US Servis and UPA; third by the Vice President of Physician Services and the Executive Director and/or President of UPA.


o To act as a final decision making board when required on any contractual issues between Client and US Servis that may be in question, need resolution, or when the agreement or scope of work needs to be amended in light of changing needs or requirements.

o         To form and oversee the Implementation Subcommittee

o To agree on revisions to the Agreement based on Material Changes in accordance with Section 7(D) of the Agreement.

Process:
o         The committee shall meet as needed but at least quarterly.

o         Resolution of all issues presented to the committee must be achieved.

o         The vote cast by each party shall be binding on that party.

o If after 60 days, resolution can not be achieved, the dispute shall be referred to arbitration as set forth in Section 11(B) of the Agreement.

                                 Exhibit B

                               (RM Services)


Reimbursement Management Services as described in Section 2 a) of the Agreement include the following;


         1.       Billing and collections; accounts receivable management.

         2.       Annual fee schedule review.

         3.       Annual chart and superbill review.

         4. Routine/ongoing training of office staff on coding and data entry errors.

         5.       Decision support and management reporting as described in
                  Section 2(K).

         6. Masterfile maintenance/system administration for the US Servis software system.

         7. Software maintenance and upgrades to the US Servis software system.



US Servis waives exclusivity as per Section 3 of the Agreement on two (2) through five (5) above and on one (1) as long as for one (1) above, US Servis is performing the services described in one (1) for Client on Net Collections of at least [Confidential] per year.

                               Exhibit C

                       (Performance Criteria)


I.       Performance Criteria (Financial)

         Client and US Servis recognize the first year following the contract signing will be spent on implementing, reorganizing, etc. and specific performance will be impossible to measure. Therefore, year one will be used to establish "real" Net Collection amounts and Net Collection rates. Performance Criteria (Financial) for years two through five and the following years shall be set by the Oversight Advisory Committee in accordance with the procedures for Oversight Advisory Committee decision making based on the Net Collections and Net Collection Rate for the first year, with annual changes built in to account for changes in charges by UPA, changes in the number of UPA Providers, changes in methods of reimbursement, and changes in the reimbursement rate for new and current Third Party Payors.

         Termination of the entire Agreement based on performance in the first year will be based on material deviation from the Implementation Plan as a result of factors which are under US Servis' sole control.

         Termination of the entire Agreement based on performance in subsequent years (years two through five) will be based solely on US Servis not meeting the established Net Collection levels and Net Collection Rates established within 90 days of completion of implementation for all UPA Departments.


II.      Performance Criteria (Departmental)

         US Servis agrees that it shall, within one hundred twenty (120) days of the commencement of the implementation of services for each UPA Department and at the beginning of each contract year thereafter, jointly establish with Client and the UPA Department Chair and Administrator, a set of business goals. These business goals shall include areas such as those listed below and shall be mutually agreed upon objectives for that subsequent year of performance.


         The Business Goals are as follows:

Cash:

         Net Collection Rate Goals for the UPA Department

Administrative:

         Days in A/R Goals for the UPA Department

         Charge Entry Goals for the UPA Department

         Payment Posting Goals for the UPA Department Accounts Receivable Follow Up Goals


         Procedure for feedback on performance of US Servis personnel

                                Exhibit D

                                (Training)

             (To be based on Contract Issues, Agreed Upon Solutions,
                        Headings Purpose and Process)


During the implementation period, or for one year following the Effective Date, whichever is sooner, US Servis will provide the mutually agreed to training to ensure a successful implementation. US Servis will provide group training, at no cost to Client as long as the training is conducted at US Servis or at an appropriate facility at the Client's Newark campus. If training is required at a site other than the aforementioned it will be charged pursuant to Section 6(F).


On an ongoing basis, US Servis will provide group training once per month at no cost to Client as long as the training is conducted at US Servis or at an appropriate facility at the Client's Newark campus. If training is required at a site other than the aforementioned it will be charged pursuant to Section 6(F).


US Servis shall provide formal training to providers quarterly in one group session regarding compliance issues, E&M coding, and other general coding related issues. Once a year, US Servis shall do a chart/coding audit of each Department and shall provide the Department Chair/Administrator with a written summary of the findings as well as a Department specific training session to review Department specific issues.

                              Exhibit E

                       (Implementation Plan)


         The purpose of the implementation Plan is to map out the roles and responsibilities of each party required to install and implement the RM Services in the most efficient and cost-effective manner. US Servis shall prepare a detailed Implementation Plan with a description of the tasks to be performed, a proposed timetable for those tasks and identification of the Party responsible for each task. US Servis shall provide the Plan to UPA for its review and comment. Once the Implementation Plan has been mutually agreed to, it will be signed by US Servis and UPA and deemed a part of this Agreement. It is the intent of both parties that the Implementation Plan will be agreed to within one hundred eighty (180) days of the execution of this Agreement. Once agreed to, the Implementation Plan may only be changed by the mutual agreement of the parties.

                                 Exhibit F

                           (Strategic Alliance)


Purpose


1. In order to make UPA and its Affiliates more attractive to managed care organizations (MCO) and community based physicians, provide superior reimbursement management services, information systems (practice management, managed care and electronic medical record) and the ongoing information systems management services.

2. Provide UPA and its Affiliates with reimbursement management services and "information systems" that will result in increased cash collection and a reduction in expenses associated with providing these services and systems.

3. Create a relationship that encourages mutual input to benefit both organizations the timely definition, development and testing of new products and services.

4. Provide US Servis with a large, prestigious, local customer that will serve as a "showplace" for the company's integrated suite of services and information systems for the ambulatory care marketplace.

Structure

The purpose and operational guidelines of the Strategic Alliance are included in this Exhibit to the body of the Agreement between UPA and its Affiliates and US Servis.

Operating Guidelines

The following guidelines deal only with the proposed Strategic Alliance and would be in addition to the negotiated contractual terms and conditions.

1. An Oversight Advisory Committee will be established in accordance with Exhibit A of the Agreement which will be comprised of senior management from both organizations would meet on a regularly scheduled basis to: review current performance, mutually identify new/improved products and services, and plan how to jointly promote the information systems and management services that UPA and its Affiliates and US Servis can provide New Jersey based managed care organizations and other healthcare providers.

2. When US Servis is marketing its Reimbursement Management Services and information systems directly to new physician owned and operated primary care delivery system prospects in the Northern New Jersey counties of Essex, Union,

         Hudson, Bergen, Morris, Sussex, Warren and Passaic, US Servis agrees to do so exclusively through the Strategic Alliance.

Economic Incentives  [Confidential]